
<ARTICLE>                                   5
<LEGEND>
THIS  SCHEDULE  CONTAINS  SUMMARY  FINANCIAL   INFORMATION  EXTRACTED  FROM  THE
CONSOLIDATED  BALANCE  SHEET AT DECEMBER  31, 1995 AND THE RELATED  CONSOLIDATED
STATEMENTS  OF INCOME AND OF CASH FLOWS FOR THE YEAR ENDED  DECEMBER 31, 1995 OF
PHELPS DODGE  CORPORATION  AND ITS  SUBSIDIARIES  (THE  "COMPANY"),  AS RESTATED
PURSUANT TO STATEMENT OF FINANCIAL  ACCOUNTING  STANDARDS NO. 128,  EARNINGS PER
SHARE ("SFAS NO. 128").  THIS SCHEDULE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE
TO SUCH  FINANCIAL  STATEMENTS.  THIS EXHIBIT  SHALL NOT BE DEEMED FILED FOR THE
PURPOSE  OF  SECTION  11 OF THE  SECURITIES  ACT OF 1933 AND  SECTION  18 OF THE
SECURITIES  EXCHANGE ACT OF 1934, OR OTHERWISE  SUBJECT TO THE LIABILITY OF SUCH
SECTIONS,  NOR SHALL IT BE DEEMED A PART OF ANY OTHER FILING WHICH  INCORPORATES
THIS REPORT BY REFERENCE,  UNLESS SUCH OTHER FILING EXPRESSLY  INCORPORATES THIS
EXHIBIT BY REFERENCE.
</LEGEND>
<RESTATED>
<MULTIPLIER>                                1,000
<CURRENCY>                                  U.S. DOLLARS

<PERIOD-TYPE>                 12-MOS
<FISCAL-YEAR-END>                           DEC-31-1995
<PERIOD-START>                              JAN-01-1995
<PERIOD-END>                                DEC-31-1995
<EXCHANGE-RATE>                             1
<CASH>                                          608,500
<SECURITIES>                                          0
<RECEIVABLES>                                   495,700
<ALLOWANCES>                                     12,000
<INVENTORY>                                     281,500
<CURRENT-ASSETS>                              1,555,200
<PP&E>                                        4,820,800
<DEPRECIATION>                                2,092,100
<TOTAL-ASSETS>                                4,645,900
<CURRENT-LIABILITIES>                           605,000
<BONDS>                                         613,100
<PREFERRED-MANDATORY>                                 0
<PREFERRED>                                           0
<COMMON>                                        428,700
<OTHER-SE>                                    2,249,000
<TOTAL-LIABILITY-AND-EQUITY>                  4,645,900
<SALES>                                       4,185,400
<TOTAL-REVENUES>                              4,185,400
<CGS>                                         2,691,400
<TOTAL-COSTS>                                 2,691,400
<OTHER-EXPENSES>                                269,900
<LOSS-PROVISION>                                      0
<INTEREST-EXPENSE>                               62,000
<INCOME-PRETAX>                               1,075,700
<INCOME-TAX>                                    322,700
<INCOME-CONTINUING>                             746,600
<DISCONTINUED>                                        0
<EXTRAORDINARY>                                       0
<CHANGES>                                             0
<NET-INCOME>                                    746,600
<EPS-PRIMARY>                                     10.72
<EPS-DILUTED>                                     10.66

